UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and

telephone number, including area code,

of registrant’s principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and

former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Hertz Global Holdings, Inc.	Warrants to purchase Common Stock each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $12.81 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Overview

On October 16, 2026, The Hertz Corporation (“Hertz”), a Delaware corporation, and certain investors, including Cohen Private Ventures and certain funds or accounts affiliated with each of Certares Opportunities LLC (“Certares”) and/or Knighthead Capital Management, LLC or an affiliate (“Knighthead”) (all such investors, collectively, the “JV Investors”), entered into a joint venture arrangement (the “Joint Venture”) pursuant to which the JV Investors agreed to purchase Class A Common Units of Oro Mobility Holdings LLC (f/k/a Hertz Mobility Holdings LLC), a Delaware limited liability company (“Oro” or the “JV Entity”) from Hertz, representing 50% of the voting units of the JV Entity and approximately 15.86% of the common units of the JV Entity, for aggregate cash consideration of approximately $80.89 million (the “JV Investor Purchase”). Concurrently, Hertz agreed to repurchase approximately $51.1 million aggregate principal amount of its 8.000% Exchangeable Senior Second-Lien Secured Paid-in-Kind Notes due 2029 (the “2L Notes”) from certain funds or accounts affiliated with Certares and/or Knighthead for approximately $20.86 million, representing a 60% discount to par. In connection with the formation of the Joint Venture, but prior to the JV Investor Purchase, Hertz transferred to Oro certain assets relating to Hertz’s Oro Mobility business (the “Oro Business”) not already owned by Oro, together with approximately $60.03 million in cash. Each of the transactions described herein, including the issuance and sale of up to $100 million of equity units of the JV Entity, was approved by the independent Audit Committee and other disinterested directors of Hertz Global Holdings, Inc.

Contribution Agreement, Purchase Agreement and LLC Agreement

On October 16, 2026, Oro, Hertz and Hertz Transporting, Inc. (“HTI”) entered into a Contribution Agreement (the “Contribution Agreement”) and certain related agreements pursuant to which Oro became the owner of, or acquired the right to use, certain assets related to the Oro Business, and Hertz assigned a 5% interest in Oro to HTI.

On October 16, 2026, Hertz, the JV Entity and the JV Investors entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which the JV Investors agreed to acquire Class A Common Units from a Hertz entity representing 50% of the voting rights of the JV Entity and approximately 15.86% of the economic rights of the JV Entity (before giving effect to any dilution from the management incentive plan of the JV Entity), for aggregate cash consideration of approximately $80.89 million. The JV Investors paid the consideration for and acquired their Class A Common Units on October 19, 2026.

On October 16, 2026, Hertz, HTI and the JV Investors entered into the Amended and Restated Limited Liability Company Agreement of the JV Entity effective as of October 19, 2026 (the “LLC Agreement”). Pursuant to the terms of the LLC Agreement, the JV Entity will be governed by a six-person board, with each of Hertz and the JV Investors entitled to designate three members.

The foregoing summaries and descriptions of the Contribution Agreement, the Purchase Agreement and the LLC Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Services Agreement

On October 19, 2026, in connection with the formation of the Joint Venture, Hertz, the JV Entity and certain of their respective affiliates entered into a Services Agreement (the “Services Agreement”), pursuant to which Hertz agreed to provide certain corporate, operational, fleet, technology and other services to the JV Entity and its subsidiaries. Certain services under the Services Agreement are expected to be provided on an ongoing basis and certain services are expected to be provided on a short-term transitional basis in order to facilitate the independent operation of the Oro Mobility business through the JV Entity, and information technology, corporate security and systems support services are expected to be transitioned to the JV Entity within 12 months.

The Services Agreement also includes a transitional trademark license pursuant to which Hertz grants the JV Entity a limited, sublicensable, non-transferable, royalty-free, non-exclusive license to use the Hertz names and marks in connection with the Oro Business for an initial period ending on the later of the date (i) that is 12 months after the effective date and (ii) on which the JV Entity obtains all required governmental licenses, authorizations, permits, consents and approvals. In addition, the Services Agreement includes a transitional trademark license pursuant to which Hertz grants the JV Entity a limited, sublicensable, non-transferable, royalty-bearing, non-exclusive license to use the Hertz names and marks in connection with certain Oro composite marks including Hertz names and marks, for an initial period of 24 months and subject to extension in accordance with the Services Agreement. With respect to the royalty-bearing license, the JV Entity is required to pay Hertz a royalty equal to 0.5% of new rental customer revenue, determined in accordance with the Services Agreement.

The foregoing summary and description of the Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Services Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Fleet Lease Agreement

On October 16, 2026, the JV Entity and certain of its subsidiaries entered into the Master Motor Vehicle Lease Agreement (Operating Lease) and Master Motor Vehicle Operating Sublease Agreement with Hertz (collectively, the “Fleet Lease Agreements”), pursuant to which Hertz agreed to lease or sublease to the JV Entity certain vehicles comprising the fleet used in the Oro Mobility business. The Fleet Lease Agreements include lease and sublease arrangements that permit vehicles subject to Hertz’s existing HVF III fleet financing facility to be subleased to the JV Entity and, upon Hertz’s acquisition of such vehicles from HVF III, transitioned to direct leases with the JV Entity. The Fleet Lease Agreements provide for such vehicles to be leased or subleased, including lease payments of approximately $13.7 million per month, an average term of approximately 4.5 years, and other customary economic terms. Hertz’s existing asset-backed securitization financing facility relating to the fleet may continue to be utilized in the ordinary course, and the JV Entity may over time also enter into alternative financing arrangements, including establishing its own separate asset-backed securitization facility.

The foregoing summary and description of the Fleet Lease Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fleet Lease Agreements, copies of which are expected to be filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Press Release

On October 20, 2026, Hertz issued a press release announcing, among other things, certain of the transactions described above, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits*.

(d) Exhibits.

Exhibit No.	Description
10.1	Contribution Agreement, dated as of October 16, 2026, by and between The Hertz Corporation and Oro Mobility Holdings LLC.
10.2	Purchase Agreement, dated as of October 16, 2026, by and among The Hertz Corporation, the JV Investors party thereto, and Oro Mobility Holdings LLC.
10.3	Limited Liability Company Agreement, dated as of October 16, 2026, by and among The Hertz Corporation, the JV Investors party thereto, and Oro Mobility Holdings LLC.
10.4	Services Agreement, dated as of October 19, 2026, by and between The Hertz Corporation and Oro Mobility Holdings LLC.
10.5	Master Motor Vehicle Lease Agreement (Operating Lease), dated as of October 16, 2026, by and between The Hertz Corporation and Oro Mobility Holdings LLC.
10.6	Master Motor Vehicle Operating Sublease Agreement, dated as of October 16, 2026, by and between The Hertz Corporation and Oro Mobility Holdings LLC
99.1	Press Release, dated October 20, 2026.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hertz hereby agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION

Date: October 20, 2026

By:	/s/ W. Gil West
	Name:	W. Gil West
	Title:	Chief Executive Officer & Director

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